Exhibit 99.1

Biostage Selects IQVIA to Manage its FDA-Approved Clinical Trial in Severe Esophageal Disease, including Cancer

IQVIA was selected because of its dedicated gastrointestinal team and depth of experience in running cell-therapy clinical trials.

HOLLISTON, Mass., December 28, 2022 /PRNewswire/ -- Biostage, Inc. (OTCQB: BSTG) (“Biostage” or the “Company”), a clinical-stage biotechnology company developing regenerative-medicine treatments for disorders of the gastro-intestinal system and the airway resulting from cancer, trauma or birth defects, today announced that it had selected IQVIA, a leading global provider of advanced analytics, technology solutions and clinical research services to the life sciences industry, as the contract research organization (CRO) to manage its first clinical trial.

 The FDA-approved clinical trial is an open-label trial assessing both safety and efficacy in up to ten patients requiring the removal of up to 6cm of their esophagus for any reason (including cancer, trauma or birth defects) at up to five hospitals in the U.S. The primary endpoint is the establishment of a continuous biological conduit at three months following implantation.

 In the first use of the Biostage Esophageal Implant product candidate in a human cancer patient, this endpoint was met by one month. This surgery was performed by Dr. Denis Wigle, the Chair of Thoracic Surgery at the Mayo Clinic under an FDA-approved EIND (or “compassionate use”) protocol and was published in the Journal of Thoracic Oncology Clinical and Research Reports in August 2021. The procedure demonstrated that our technology was able to successfully regenerate esophageal tissue, including the mucosal lining, to restore the integrity, continuity and functionality of the esophageal tube.

 David Green, Biostage’s founder, Chair of the Board and interim Chief Executive Officer commented, “We are very pleased to be partnering with IQVIA to perform the clinical trials needed to bring our Biostage Esophageal Implant product candidate to the patients who need it. According to the American Cancer Society, current treatment options for patients diagnosed with esophageal cancer result in only 20% survival at five years and according to the World Health Organization’s International Agency for Research on Cancer, every year more than 600,000 patients worldwide are diagnosed with esophageal cancer.”

Wendy Stewart, President of Clinical Operations for IQVIA commented, “Advancing healthcare is a top priority for IQVIA and we are pleased to collaborate with Biostage in its first clinical trial, to bring this important treatment to patients in need. Through a strategic collaboration with AmerisourceBergen’s World Courier, a global specialty logistics provider, we will further enhance our customized solutions and ensure these tissue samples and engineered implants are handled with the care they deserve.”

Contract Details

The preliminary contract that Biostage entered into with IQVIA is for the first stage of work to prepare for the clinical trial. Biostage anticipates entering into a second more comprehensive contract with IQVIA that will cover the remaining aspects of the trial. The clinical trial requires a staggered enrollment and two years of follow up for each patient and hence Biostage expects the trial to take between four and six years.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 85,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors, and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

About Biostage.

We are a clinical-stage biotechnology company developing regenerative-medicine treatments for disorders of the gastro-intestinal system and the airway resulting from cancer, trauma or birth defects. Our technology is based on our proprietary cell-therapy platform that uses a patient’s own stem cells to regenerate and restore function to damaged organs. We believe that our technology represents a next-generation solution for restoring organ function because it allows the patient to regenerate their own organ, thus eliminating the need for human donor or animal transplants, the sacrifice of another of the patient’s own organs or permanent artificial implants.

We conducted the world’s first successful regeneration of the esophagus in a patient with esophageal cancer in August 2017. This surgery was performed by Dr. Denis Wigle, Chair of Thoracic Surgery at the Mayo Clinic. The results were published in the Journal of Thoracic Oncology Clinical and Research Reports in August 2021. The procedure demonstrated that our technology was able to successfully regenerate esophageal tissue, including the mucosal lining, to restore the integrity, continuity and functionality of the esophageal tube.

Biostage has 12 issued U.S. patents and 2 orphan-drug designations which can provide seven years of market exclusivity in addition to any exclusivity granted by patents.

Biostage's current goals include raising capital, uplisting from the OTC bulletin board to NASDAQ and beginning its clinical trial for repair of the esophagus.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the clinical trial design and costs; CRO contracts, terms and conditions; the capabilities and performance of our products and product candidates, including as to the Biostage Tissue Patch and our other product candidates; our capital raising plans and expectations, including uplifting to NASDAQ; development expectations and regulatory approval of any of the Company's products, including those utilizing its Biostage Esophageal Implant or Biostage Tissue Patch technologies, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; and success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company's products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company's inability to obtain needed funds in the immediate future; the Company's ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact
Joseph Damasio
Chief Financial Officer
774-233-7300
jdamasio@biostage.com